Exhibit 99.1

CATALYST PARTNERS ACQUISITION CORP.

BALANCE SHEET

	May 20, 2021	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets:
Current assets:
Cash	$5,919,029	$872,078	(b)	$5,919,029
		(872,078	)(c)
Prepaid expenses	26,800	-		26,800
Total current assets	5,945,829	-		5,945,829
Cash held in Trust Account	300,000,000	43,603,910	(a)	343,603,910
Total Assets	$305,945,829	$43,603,910		$349,549,739

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable	$591,499	$-		$591,499
Accrued expenses	106,538	-		106,538
Due to related party	900,000	-		900,000
Total current liabilities	1,598,037	-		1,598,037
Derivative warrant liabilities	26,573,334	1,691,831	(a)	29,427,936
		1,162,771	(b)
Deferred underwriting commissions in connection with the initial public offering	10,500,000	1,526,137	(d)	12,026,137
Total Liabilities	38,671,371	4,380,739		43,052,110

Commitments and Contingencies
Class A ordinary shares; 26,227,445 and 30,149,762 shares subject to possible redemption at $10.00 per share, actual and as adjusted, respectively	262,274,450	39,223,170	(f)	301,497,620

Shareholders' Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized; 3,772,555 and 4,210,629 shares issued and outstanding (excluding 26,227,445 and 30,149,762 shares subject to possible redemption), actual and as adjusted, respectively	377	436	(a)	421
		(392	)(f)
Class B ordinary shares, $0.0001 par value; 40,000,000 shares authorized; 10,350,000 and 10,308,117 shares issued and outstanding, actual and as adjusted, respectively	1,035	(4	)(e)	1,031
Additional paid-in capital	9,533,670	41,911,643	(a)	9,917,374
		(838,242	)(c)
		(1,466,923	)(d)
		4	(e)
		(39,222,778	)(f)
Accumulated deficit	(4,535,074)	(290,693	)(b)	(4,918,817)
		(33,836	)(c)
		(59,214	)(d)
Total shareholders' equity	5,000,008	1		5,000,009
Total Liabilities and Shareholders' Equity	$305,945,829	$43,603,910		$349,549,739

The accompanying notes are an integral part of the financial statement.

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the unaudited Balance Sheet of Catalyst Partners Acquisition Corp. (the “Company”) as of May 20, 2021, adjusted for the closing of the underwriter’s over-allotment option and related transactions which occurred on June 3, 2021 as described below.

The Company consummated its initial public offering (the “IPO”) of 30,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $300.0 million. Each Unit consists of one Class A ordinary share and one-fifth of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment.

The Company granted the underwriters in the IPO a 45-day option to purchase up to 4,500,000 Units, at $10.00 per Unit, to cover over-allotments, if any. On June 2, 2021, the underwriters partially exercised the option, and the closing of the issuance and sale of an additional 4,360,391 Units (the “Over-Allotment Units”) occurred on June 3, 2021, generating gross proceeds of approximately $43.6 million (the “Over-Allotment”). The underwriters forfeited the balance of the option. The Company incurred additional offering costs of approximately $2.4 million in connection with the Over-Allotment (of which approximately $1.5 million was for deferred underwriting fees).

Simultaneously with the closing of the IPO on May 20, 2021, the Company completed a private placement (the “Private Placement”) of an aggregate of 18,666,667 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $0.60 per Private Placement Warrant to CAT Sponsor LLC, a Delaware limited liability company (the “Sponsor”), generating gross proceeds of approximately $11.2 million. On June 3, 2021, simultaneously with the issuance and sale of the Over-Allotment Units, the Company consummated the sale of an additional 1,453,464 Private Warrants at $0.60 per Private Placement Warrant (the “Additional Private Placement Warrants”), generating additional gross proceeds of approximately $872,000.

Upon the closing of the IPO, the Over-Allotment and the Private Placement, approximately $343.6 million ($10.00 per Unit) of the net proceeds of the sale of the Units and the Private Placement Warrants were placed in a  trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and will be invested in United States government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, or the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account.

In addition, the Sponsor and Catalyst Partners Foundation, a charitable foundation (the “Foundation”), agreed to forfeit 1,215,000 and 135,000 Founder Shares, respectively, on a pro rata basis, to the extent that the option to purchase additional Units was not exercised in full by the underwriters. The underwriters partially exercised their over-allotment option on June 3, 2021 and forfeited the remainder of the option; thus, 37,695 Founder Shares and 4,188 Founder Shares were forfeited by the Sponsor and the Foundation, respectively.

Unaudited Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option and the sale of the Private Placement Shares described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Trust Account	$43,603,910
	Derivative warrant liabilities		$1,691,831
	Class A ordinary shares		$436
	Additional paid-in capital		$41,911,643
	To record sale of 4,360,391 Additional Units at $10.00 per Unit

(b)	Cash	$872,078
	Loss upon issuance of private placement warrants	$290,693
	Derivative warrant liabilities		$1,162,771
	To record sale of 1,453,464 Private Placement Warrants at $0.60 per additional Private Placement Warrant

(c)	Additional paid-in capital	$838,242
	Offering costs associated with derivative warrant liabilities	$33,836
	Cash		$872,078
	To record payment of 2% of cash underwriting fee on overallotment option

(d)	Additional paid-in capital	$1,466,923
	Offering costs associated with derivative warrant liabilities	$59,214
	Deferred underwriting commissions		$1,526,137
	To record additional deferred underwriting fee on overallotment option

(e)	Class B ordinary shares	$4
	Additional paid-in capital		$4
	To record forfeiture of 41,883 Class B ordinary shares

(f)	Class A ordinary shares	$392
	Additional paid-in capital	$39,222,778
	Class A ordinary shares subject to possible redemption		$39,223,170
	To reclassify Class A ordinary shares out of permanent equity into mezzanine redeemable shares